EXHIBIT 10.1

                               EXECUTIVE AGREEMENT
                               -------------------

     THIS AGREEMENT, effective as of April 1, 2004 , is entered into by and between Union Bank of California, N.A., a National Banking Association (the "Bank"), and Philip B. Flynn ("Mr. Flynn"), an individual.

     WHEREAS, Mr. Flynn currently is employed by the Bank as an Executive Vice President and its Chief Credit Officer;

     WHEREAS, Mr. Flynn has been designated a policy making officer of the Bank and UnionBanCal Corporation ("UNBC");

     WHEREAS, Mr. Flynn and UNBC are parties to a Change-of-Control Agreement dated May 1, 2003 (the "Change-of-Control Agreement");

     WHEREAS, the parties wish to terminate and supersede the existing terms and conditions of Mr. Flynn's employment with the Bank, including but not limited to that certain Employment Agreement between Mr. Flynn and the Bank, dated September 21, 2000 and subsequent amendments and modifications thereto (the "2000 Employment Agreement"), but excluding the Change-of-Control Agreement; and

     WHEREAS, the Bank desires to continue to secure the services of Mr. Flynn and Mr. Flynn desires to perform services for the Bank on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the material promises and conditions contained in this Agreement, the parties agree as follows:

     1. REPRESENTATIONS AND WARRANTIES.
        ------------------------------

     The Bank represents that it is fully authorized to enter into this Agreement. Mr. Flynn warrants that he is under no employment contract, bond, confidentiality agreement, or any other obligation which would violate or be in conflict with the terms and conditions of this Agreement or encumber his performance of duties assigned to him by the Bank. Mr. Flynn further warrants that he has not signed or committed to any employment or consultant duties or other obligations which would divert his attention from the duties assigned to him by the Bank under this Agreement. The parties do not intend to include within the meaning of this paragraph Mr. Flynn's service, in accordance with Bank policy, for nonprofit, charitable, or trade associations or on the boards of directors or other governing bodies of business enterprises unrelated to the Bank and not in a business competitive with a business of the Bank.

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     2. EMPLOYMENT AND DUTIES.
        ---------------------

     Mr. Flynn shall be employed as a Vice Chair of the Bank and as Group Head of its Commercial Financial Services Group ("CFSG"). Mr. Flynn also shall hold the position of Vice Chair of UNBC. Mr. Flynn hereby accepts such employment. Mr. Flynn shall devote his time, ability, attention, energy, knowledge and skill to performing all reasonable duties as a Vice Chair and CFSG Group Head as assigned to him by the Bank's Chief Executive Officer ("CEO"), the Bank's Board of Directors (the "Board") and/or UNBC's Board of Directors (the "UNBC Board") (when referred to collectively with the Bank's Board, the "Boards"). In addition, Mr. Flynn shall continue to serve as a policy making officer of the Bank and of UNBC.

     3. NOMINATION TO UNBC BOARD OF DIRECTORS.
        -------------------------------------

     Mr. Flynn's name shall be included on the slate of directors for election to the UNBC Board by the UNBC shareholders at the next regular election following the effective date of this Agreement. If so elected, Mr. Flynn's service as a director of the UNBC Board (a "Director") shall be subject to the UNBC Board's normal policies, including its retirement policy. Neither the Bank nor UNBC shall be obligated to include Mr. Flynn's name on any subsequent slate of directors for election to the UNBC Board by the UNBC shareholders, nor shall a decision not to place Mr. Flynn's name on any such subsequent slate be deemed a breach of any duty or obligation owed by the Bank and/or UNBC to Mr. Flynn under this Agreement. Mr. Flynn acknowledges that his nomination for Director is not a guarantee of election or reelection by UNBC's shareholders, nor is Mr. Flynn's election as a Director a guarantee that he will remain a Director for any specified period of time.

     4. TERM OF AGREEMENT; RENEWAL.
        --------------------------

     The term of this Agreement shall commence on the effective date hereof and end thirty-six (36) months after such date (the "Term"); provided, however, that commencing on the date one year after the date hereof and on each annual anniversary of such date (a "Renewal Date"), unless terminated earlier in accordance with the provisions of paragraph 7 hereof, the Term shall be automatically extended so as to terminate thirty-six (36) months from such Renewal Date, unless, at least sixty (60) days prior to any Renewal Date, the Bank has provided written notice to Mr. Flynn that the Term shall not be so extended.

     5. COMPENSATION AND ADDITIONAL BENEFITS.
        ------------------------------------

          a. COMPENSATION.  Mr. Flynn's  compensation shall be subject to annual
             ------------
     review  and  adjustment   based  on  competitive   market   analysis,   the
     recommendation of the Bank's CEO, and approval by the Executive Compensation and Benefits Committee of the Bank's Board of Directors (the "Board") or any other committee constituted by the Board for this purpose (as applicable, the "Committee"). It is the parties' intention that Mr. Flynn's overall compensation be competitive with overall compensation for comparable executive positions at banks of similar size and focus, with year-to-year

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variations based on Mr. Flynn's performance and the performance of the Bank. The elements of Mr. Flynn's compensation shall be:

               (i) BASE SALARY. In consideration for Mr. Flynn's services to the
                   -----------
          Bank, Mr. Flynn shall receive a base salary of not less than Four Hundred Seventy Five Thousand Dollars ($475,000.00) per annum to be paid in equal installments as per the Bank's salary administration program. Such amount, as may be increased from time to time, shall be referred to herein as "Base Salary."

               (ii) SENIOR  MANAGEMENT  BONUS PLAN.  Mr. Flynn shall continue to
                    ------------------------------
          participate in the Bank's Senior Management Bonus Plan or any successor thereto (the "Bonus Plan"), subject to the eligibility requirements and other terms and conditions of the Bonus Plan and the determinations of the administrator of such plan pursuant to the terms thereof. Mr. Flynn's target bonus under the Bonus Plan for 2004 shall be ninety percent (90%) of Base Salary.

               (iii) LONG TERM INCENTIVES.  Mr. Flynn shall be eligible for long
                     --------------------
          term incentive awards available to policy making officers. Awards may consist of one or more types of long term incentives, including the grant of stock options and restricted stock under the UnionBanCal Corporation Management Stock Plan or any successor thereto (the "Stock Plan") and the award of performance shares under the UnionBanCal Corporation Performance Share Plan or any successor thereto (the "Performance Share Plan"), with a total target economic value for 2004 of approximately one hundred seventy five percent (175%) of Mr. Flynn's Base Salary. Any awards of long term incentives shall be subject to the terms and conditions of the Stock Plan and the Performance Share Plan, as applicable, and the determinations of the respective administrators of such plans pursuant to the terms thereof.

          b. ADDITIONAL BENEFITS. During his employment under this Agreement:
             -------------------

               (i)  RETIREMENT  AND 401(K) PLAN.  Mr. Flynn shall be entitled to
                    ---------------------------
          participate in the Bank retirement and 401(k) plans that are now or hereafter will be in effect, subject to the eligibility requirements and other terms and conditions of such plans and the determinations of the administrator of such plans pursuant to the terms thereof.

               (ii)  SUPPLEMENTAL  RETIREMENT  BENEFITS.  During his  employment
                     ----------------------------------
          under this Agreement, Mr. Flynn shall be a participant under the Bank's Supplemental Executive Retirement Plan for Policy Making Officers (the "PMO SERP") and under the Union Bank Executive
          Supplemental Benefit Plan (the latter of which is a plan of a predecessor of the Bank), subject to the terms and conditions of such plans and the determinations of the administrators of such plans pursuant to the terms thereof.

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               (iii)  INSURANCE  AND WELFARE  PLANS.  Mr. Flynn and his eligible
                      -----------------------------
          dependents shall be eligible to receive such other benefits or rights as may be provided under any employee benefit plan provided by the
          Bank  that  is  now  or  hereafter   will  be  in  effect   (including
          participation  in  life,  medical,   disability,   dental  and  vision
          insurance plans), subject to eligibility  requirements and other terms
          and   conditions  of  such  plans  and  the   determinations   of  the
          administrators of such plans pursuant to the terms thereof.

               (iv)  DEFERRED  COMPENSATION.  Mr. Flynn shall be entitled at his
                     ----------------------
          discretion to defer payment of any or all cash compensation due to him under this Agreement under the Bank's Senior Management Deferred Compensation Plan or any successor thereto, subject to the eligibility requirements and other terms and conditions of such plan and the determinations of the administrator of such plan pursuant to the terms thereof.

               (v) PRIOR AWARDS OF RESTRICTED STOCK.  Awards of restricted stock
                   --------------------------------
          previously granted to Mr. Flynn under the 2000 Employment Agreement shall continue to vest on the schedule and be subject to the other provisions set forth in subparagraph 4(c) of the 2000 Employment Agreement (which shall be deemed to be incorporated herein as if set out in full herein), but in all other respects, shall continue to be subject to the terms and conditions of the Stock Plan and the determinations of the administrator of such plan. For purposes of this subparagraph 5(v), references in subparagraph 4(c) of the 2000 Agreement to "subparagraphs 7(a), 7(b), 7(d) or 7(f)" shall be deemed to be references to subparagraphs 7(a), 7(b), 7(d) and 7(f), respectively, of this Agreement.

               (vi)  BENEFITS.  Generally,  Mr.  Flynn shall be eligible for and
                     --------
          participate in all of the Bank's employee benefit, incentive, equity and perquisite plans and programs, including without limitation, the Bank's Separation Pay Plan, (and any successors or additions thereto), on a basis at least as favorable as that of similarly situated executives and/or policy making officers, as the case may be, subject to the eligibility requirements and other terms and conditions of such plans and programs and the determinations of the administrators of such plans and programs pursuant to the terms thereof.

     6. OUTSIDE ACTIVITIES AND NON-COMPETITION.
        --------------------------------------

     During the term of this Agreement, and subject to paragraph 1, Mr. Flynn shall devote his time, ability, attention, energy, knowledge and skill to the business of the Bank, including as a Director. During the term of this Agreement, Mr. Flynn shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other capacity, engage or assist any third party in engaging in any business competitive with the business of the Bank, UNBC, or their subsidiaries, without the written approval of the CEO. Investments in publicly traded corporations through brokerage accounts or in mutual funds, investments through private equity funds in which Mr. Flynn has less than a one percent (1%) interest, or depositor/borrower relationships with other financial institutions are not intended to be covered by this paragraph. Following his employment with the Bank, Mr. Flynn shall not engage in unfair competition with the Bank or aid others in any unfair competition with the Bank. For purposes of this Agreement, "unfair competition" shall mean a violation by Mr. Flynn of any continuing obligation he may have pursuant to the Bank's Business Standards of Conduct regarding the use or disclosure of the Bank's confidential information, but shall not include use or disclosure by Mr. Flynn of the Bank's confidential information where such information has become generally known in the financial services industry other than through an improper act of Mr. Flynn or Mr. Flynn's legally required reporting or disclosure of such information.

     7. TERMINATION OF EMPLOYMENT.
        -------------------------

     This Agreement shall terminate as follows:

          a. BY DEATH.  This Agreement shall be terminated upon the death of Mr.
             --------
     Flynn. The Bank's total liability to Mr. Flynn in the event of termination of Mr. Flynn's employment under this subparagraph shall be limited to the payment (on his behalf) of Mr. Flynn's salary, benefits and other compensation as set forth in paragraph 5 of this Agreement through the effective date of termination and any other benefits or rights under any benefit plan or program pursuant to the terms thereof.

          b. BY DISABILITY.  If Mr. Flynn fails to perform his duties  hereunder
             -------------
     by reason of any physical or mental incapacity, for a period of more than one hundred eighty (180) days in the aggregate in any three hundred sixty five (365) day period, then, to the extent permitted by law, the Bank may terminate Mr. Flynn's employment on written notice given while he remains so disabled. The Bank's total liability to Mr. Flynn in the event of termination of Mr. Flynn's employment under this subparagraph shall be limited to the payment of Mr. Flynn's salary, benefits and other compensation as set forth in paragraph 5 of this Agreement through the effective date of termination and any other benefits or rights under any benefit plan or program pursuant to the terms thereof. Nothing in this paragraph 7 is intended to preclude Mr. Flynn from exercising any rights he may have under the Bank's Short Term Disability Plan or Long Term Disability Plan or any respective successors thereto, in accordance with the eligibility requirements and other terms and conditions of such plans.

          c. FOR CAUSE.  The Bank reserves the right to terminate this Agreement
             ---------
     immediately, at any time, if: Mr. Flynn (i) fails to attempt in good faith to perform the duties which he is required to perform under the terms of this Agreement after written notice and a reasonable opportunity to cure such failure; (ii) commits any material act of dishonesty, fraud, misrepresentation or willful misconduct with regard to the Bank or in the performance of his duties hereunder which would violate the Bank's Business Standards of Conduct; (iii) is guilty of gross carelessness with regard to a material matter in the performance of his duties; (iv) fails to obey the written lawful direction of the Bank's CEO, the Board and/or the UNBC Board; or (v) is convicted of, or pleads nolo contendere to, a felony or any other crime involving fraud, dishonesty or a breach of trust. Nothing in the preceding sentence is intended to include legally required or other reporting or disclosure by Mr. Flynn of financial information regarding the Bank in the ordinary course of his employment as a Vice Chair, CFSG Group Head, or any other title or position he may hold during the term of this Agreement. The Bank's total liability to Mr. Flynn in the event of termination of Mr. Flynn's employment under this subparagraph shall be limited to the payment of Mr. Flynn's salary, benefits and other compensation as set forth in paragraph 5 of this Agreement through the effective date of termination and any other benefits or rights under any benefit plan or program pursuant to the terms thereof.

          d.  WITHOUT  CAUSE.  The Bank  reserves  the right to  terminate  this
              --------------
     Agreement without cause, for any reason and at any time, by written notice to Mr. Flynn from the CEO. In the event of termination under this subparagraph 7(d), and subject to the conditions set forth herein, Mr. Flynn shall be entitled to receive the payments described in (i) and (ii) below without any obligation to mitigate and without offset for any other amounts earned.

               (i) If Mr. Flynn has not yet attained age 65 at the time of his termination of employment, and provided Mr. Flynn executes the "General and Special Release" (attached hereto as Exhibit A), then in consideration for such Release, the Bank will provide Mr. Flynn with:

                    (A) The greater of (I) two years of  separation  pay payable as salary continuation on a payroll by payroll basis, in an amount equal to Mr. Flynn's Base Salary at the time of his termination, plus a prorated bonus amount each payroll period equal to the average of Mr. Flynn's annual bonus (excluding any amount that represents an award of long term incentives by the
               Bank) for the three (3) most recent bonus determination years divided by the number of payroll periods in the year, or (II) the salary continuation amount payable under the Bank's then existing separation pay plan; and

                    (B) Benefits (other than salary continuation) available and/or payable to similarly situated executives and policy making officers under the Bank's separation pay plan in effect at the time of his termination of employment. A true and correct copy of the Bank's Separation Pay Plan as in effect on the date of this Agreement is attached hereto as Exhibit B. Grants of equity awarded to Mr. Flynn prior to his termination of employment under this Agreement shall be treated as provided for in the applicable grant agreement, Board resolution, UNBC Board resolution, or Bank policy.

               (ii) The Bank will provide Mr. Flynn with salary, benefits and other compensation as set forth in paragraph 5 of this Agreement through the effective date of termination and any other benefits or rights under any benefit plan or program pursuant to the terms thereof.

          A termination of this Agreement on account of Mr. Flynn's disability shall be governed by subparagraph 7(b) and not this subparagraph 7(d). In addition, in the event Mr. Flynn dies while receiving salary continuation benefits under subparagraph 7(d)(i)(A) above, then Mr. Flynn shall have the remaining salary continuation, if any, paid to his Designated Beneficiary under Exhibit C attached hereto.

          e. BY MR.  FLYNN  WITHOUT  CAUSE.  Mr.  Flynn  reserves  the  right to
             -----------------------------
     terminate this Agreement for any reason (other than the reason set forth in subparagraph 7(f)) upon reasonable written notice to the Bank. The Bank's total liability to Mr. Flynn in the event of termination of Mr. Flynn's employment under this subparagraph shall be limited to the payment of Mr. Flynn's salary, benefits and other compensation as set forth in paragraph 5 of this Agreement through the effective date of termination and any other benefits or rights under any benefit plan or program pursuant to the terms thereof.

          f. BY MR.  FLYNN FOR CAUSE.  Subject to the  further  conditions  next
             -----------------------
     described, Mr. Flynn may terminate this Agreement by giving sixty (60) days' written notice to the Bank of the occurrence of any of the following:
     (i) a reduction in title as set forth in paragraph 2 hereof (including Mr. Flynn no longer serving in the capacity or under the title of Vice Chair, Group Head of CFSG, or policy making officer), (ii) a material reduction of his duties, authority or responsibility, (iii) a material reduction in his overall compensation package other than as a result of the competitive market analysis and/or year-to-year variations based on performance described in subparagraph 5(a) hereof, (iv) a reduction in Base Salary, (v) a failure by the Bank to nominate Mr. Flynn for election as a Director pursuant to paragraph 3 hereof, (vi) a failure by the Bank to provide employee benefits (including equity, incentives and perquisites) to Mr. Flynn on a basis at least as favorable as that which it provides to other similarly situated executives and/or policy making officers, as the case may be, as set forth in subparagraph 5(vi) hereof, or (vii) any other material breach of the provisions hereof by the Bank. In order to elect to terminate this Agreement pursuant to this subparagraph 7(f), Mr. Flynn must submit the written notice to the Bank within sixty (60) days of his gaining knowledge of the applicable act or event. Mr. Flynn shall not be entitled to elect to terminate this Agreement pursuant to this subparagraph 7(f) if prior to Mr. Flynn's termination date the Bank corrects the deficiency upon which Mr. Flynn's election to terminate is based. In the event that Mr. Flynn is entitled to and elects to terminate this Agreement pursuant to this subparagraph 7(f), (i) he shall be entitled to receive salary, benefits and other compensation as set forth in paragraph 5 of this Agreement through the effective date of termination and any other benefits or rights under any benefit plan or program pursuant to the terms thereof, and (ii) if he has not yet attained age 65 at the time of his termination of employment and further executes the "General and Special Release" (attached hereto as Exhibit A), then in consideration for such Release, the Bank will provide Mr. Flynn with the salary continuation and benefits set forth in subparagraphs 7(d)(i)(A) and (B) without any obligation to mitigate or offset for other amounts earned. In the event Mr. Flynn dies while receiving salary continuation benefits described in subparagraph 7(d)(i)(A) above, then Mr. Flynn shall have the remaining salary continuation and benefits, if any, paid to his Designated Beneficiary under Exhibit C attached hereto.

          g.  RESIGNATION OF POSITIONS.  Upon  termination of employment for any
              ------------------------
     reason whatsoever, Mr. Flynn shall be deemed to have resigned from all offices and positions with the Boards, the Bank, UNBC, and their subsidiaries. Mr. Flynn agrees that, in connection with his termination under this Agreement, he will tender such written resignations as required by the Bank.

     8. PROHIBITION OF ASSIGNMENT.

     This Agreement is personal to Mr. Flynn and he may not assign or delegate any of his rights or obligations hereunder without first obtaining the written consent of the Bank.

     9. EFFECT ON PRIOR AGREEMENTS.
        --------------------------

     As of the effective date of this Agreement, except as otherwise specifically provided herein, the 2000 Employment Agreement shall no longer have any force or effect, and the parties hereby waive any and all rights to which either party is now or may in the future be entitled to under the 2000 Employment Agreement and any other prior written, verbal or other agreement or understanding between Mr. Flynn and the Bank or any parent, affiliate, subsidiary, predecessor, assign, officer, director, employee, shareholder or agent of the Bank, respectively), regarding the subject matter of this Agreement. Notwithstanding the foregoing, nothing in this paragraph 9 is intended to constitute a waiver by Mr. Flynn of (i) any and all salary, bonus, benefits, reimbursement and all other compensation and other amounts to which Mr. Flynn was entitled through the effective date of this Agreement; or (ii) any rights which Mr. Flynn may have pursuant to the Change-of-Control Agreement.

     10. UNBC OR BANK SUCCESSOR.
         ----------------------

     For all purposes under this Agreement, the term "UNBC" shall include any successor to UNBC's business and/or assets, by purchase, merger, consolidation, reorganization, liquidation or otherwise. For all purposes under this Agreement, the term "Bank" shall include any successor to the Bank's business and/or assets, by purchase, merger, consolidation, reorganization, liquidation or otherwise, and, in such an event, for all purposes under this Agreement, the term "UNBC" also shall mean the U.S. parent company to such successor (and, if there is no such U.S. parent company, the successor itself). This Agreement shall inure to the benefit of and be binding upon any such successor to UNBC and the Bank to which Mr. Flynn's employment is transferred. Mr. Flynn's employment shall not be transferred except to a successor, as such term is defined in this paragraph 10, and then only upon such successor assuming the obligation of the Bank hereunder in a writing promptly delivered to Mr. Flynn.

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     11. ARBITRATION.
         -----------

     Any controversy between the Bank, UNBC or their parent companies, subsidiaries and affiliates and Mr. Flynn arising out of Mr. Flynn's employment or the termination thereof, involving the construction or application of any of the terms, provisions or conditions of this Agreement, or otherwise arising out of or relating to this Agreement and any controversy arising out of or relating to Exhibit A to this Agreement (the "General and Special Release") or involving a claim of race, sex, religious, age, disability, medical condition (in and as defined under California law), marital status, veteran status, sexual orientation or national origin discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, the California Fair Employment and Housing Act, or any other federal, state or local laws, shall be settled by arbitration in accordance with the employment dispute resolution or other applicable rules of the American Arbitration Association in effect on the effective date of this Agreement, and judgment on the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Reasonable limited discovery will be permitted in the form of the right of each party to take the deposition of one individual and any expert witness designated by the other party. Each party shall also have the right to make requests for discovery of relevant documents to the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. The Bank and Mr. Flynn each shall bear their own costs and legal fees associated with the arbitration, except that the arbitrator shall have the right in his discretion to award reasonable legal fees to the prevailing party in the arbitration. Notwithstanding the foregoing, the Bank shall bear the cost of the arbitrator (including the costs of establishing a facility for and otherwise administering the arbitration). The location of the arbitration shall be in Los Angeles, California, and the arbitration shall be conducted so as to result in the rendering of the arbitrator's decision within ninety (90) days after the original demand for arbitration. The arbitrator shall be required to issue written findings and conclusions underlying the basis of such decision.

     This paragraph 11 of this Agreement and the obligations provided for herein shall survive the termination of this Agreement and remain in full force and effect following the termination of Mr. Flynn's employment with the Bank.

     12. INDEMNIFICATION.
         ---------------

     The Bank and UNBC agree to defend, indemnify and hold harmless Mr. Flynn from all claims, causes of action or complaints made or filed by any party for acts performed in the course and scope of his employment and attributable to Mr. Flynn's employment under this Agreement (including as a Director) to the fullest extent permitted by applicable law. The Bank further agrees that Mr. Flynn's rights under any applicable policy of directors and officers' liability insurance for acts performed in the course and scope of his employment and attributable to Mr. Flynn's employment under this Agreement (including as a Director) shall not cease upon the termination of this Agreement, and the Bank and UNBC shall continue coverage of Mr. Flynn therefore thereafter under successor policies. This paragraph 12 and the obligations provided for herein shall survive the termination of this Agreement.

     13. MODIFICATION.
         ------------

     Any modification of this Agreement will be effective only if it is in writing and signed by the parties to be bound thereby.

     14. ENTIRE AGREEMENT.
         ----------------

     This Agreement constitutes the entire agreement between the Bank and Mr. Flynn pertaining to the subject matter hereof, and supersedes all prior or contemporaneous written or verbal agreements and understandings with Mr. Flynn in connection with the subject matter hereof.

     15. GOVERNING LAW.
         -------------

     Except as otherwise provided herein, this Agreement and the rights and obligations hereunder shall be governed by the laws of the State of Delaware. The parties to this Agreement specifically consent to the jurisdiction of the courts of California over any action arising out of or related to this Agreement.

     16. SEVERABILITY.
         ------------

     If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall, nevertheless, continue in full force and effect without being impaired or invalidated in any way.

     17. WAIVER.
         ------

     The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by such waiving party. No delay in exercising any right shall be a waiver nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.

     18. NOTICES.
         -------

     All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, when deposited in the United States mail, registered or certified, postage prepaid, or when delivered to a messenger service, addressed as follows:

          To the Bank:              Paul E. Fearer
                                    Executive Vice President
                                    Union Bank of California, N.A.
                                    400 California Street
                                    San Francisco, CA 94104
or to the then current Director of Resources of the Bank at the time the notice is given.

          To  Mr. Flynn:            Philip B. Flynn
                                    Vice Chair
                                    Union Bank of California, N.A.
                                    445 South Figueroa Street
                                    Los Angeles, CA 90071

or to Mr. Flynn at such home address as may be reflected in the Bank's records at the time the notice is given.

     19. EXECUTIVE COMPENSATION AND BENEFITS COMMITTEE.
         ---------------------------------------------

     If at the time of a determination under this Agreement no Committee is in existence, references to the Committee under this Agreement shall be deemed to be references to the Board.

     [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     20. WITHHOLDING TAXES.
         -----------------

     The Bank shall withhold and deduct all applicable federal and local taxes, as required by applicable laws, from any payments made under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or agents.



Dated:    2/25/04                         UNION BANK OF CALIFORNIA, N.A.
      --------------


                                          By     /S/ PAUL E. FEARER
                                            ---------------------------------
                                                     Paul E. Fearer
                                                 Executive Vice President



AGREED AS APPLICABLE:

Dated:    2/25/04                         UNIONBANCAL CORPORATION
      ---------------


                                          By     /S/ PAUL E. FEARER
                                            ---------------------------------
                                                     Paul E. Fearer
                                                 Executive Vice President




Dated:    2/25/04                               /S/ PHILIP B. FLYNN
      ----------------                   ------------------------------------
                                                    Philip B. Flynn

                                    EXHIBIT A

                           GENERAL AND SPECIAL RELEASE


     1. In return for the benefits provided for in subparagraphs 7(d)(i) or 7(f)(ii) of the Executive Agreement entered into as of April 1, 2004 (the "Agreement"), the adequacy of which as consideration is hereby acknowledged, Philip B. Flynn (hereinafter "Mr. Flynn") hereby fully releases and forever discharges Union Bank of California, N.A., its parent, affiliated, and subsidiary corporations, its and their successors and assigns, and the past and present officers, directors, employees, shareholders, agents and employee benefit plans of each (hereinafter collectively the "Bank") from any and all actions, causes of action, claims, demands, damages, and liabilities of whatsoever kind or character, in law or in equity, now known or unknown, suspected or unsuspected, past or present, that he has ever had or currently may have against them or any of them including, but not limited to, claims of race, sex, religious, age, disability, medical condition (in and as defined under California law), marital status, veteran status, sexual orientation or national origin discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, the Age Discrimination in Employment Act, as amended, the Family and Medical Leave Act, the California Fair Employment and Housing Act, and any other federal, state or local laws, arising out of or in any way related to Mr. Flynn's employment with the Bank or the termination of that employment. Except as otherwise may be provided by law, Mr. Flynn further agrees not to institute in any state or federal court any action or claim of any kind against the Bank. Execution of this document by Mr. Flynn operates as a complete bar and defense against any and all current claims of any type that may be made by Mr. Flynn against the Bank, provided, however, that nothing in this release is intended to affect Mr. Flynn's right to seek a remedy in arbitration to resolve any controversy arising out of the construction or application of the terms, provisions or conditions of the Agreement. Notwithstanding the foregoing, nothing in this Release is intended to constitute a waiver by Mr. Flynn of any right or claim to indemnification or to directors' and officers' liability insurance coverage or any right or claim under any applicable policy of directors' and officers' liability insurance he may have now or in the future have or any rights as a shareholder of the Bank.

     2. Mr. Flynn and the Bank understand and expressly agree that the release granted in Paragraph 1 extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past or present, which Mr. Flynn may have against the Bank arising from or related to his employment with the Bank or the termination of that employment and that any and all rights granted to Mr. Flynn under Section 1542 of the California Civil Code or any analogous state law, federal law, or regulation are hereby expressly waived. Section 1542 of the California Civil Code provides that:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     3. Mr. Flynn agrees that this General and Special Release, the terms and conditions of the Agreement, and any and all actions in accordance therewith, are strictly confidential. Therefore, the terms and conditions of the Agreement shall not be disclosed, discussed, or revealed by Mr. Flynn to any other persons, entities or organization, whether within or outside the Bank, except by Mr. Flynn to his immediate family, attorneys or personal financial advisors, or as may be required by applicable law, or to enforce the terms hereof. The foregoing limitation shall not apply to the extent that the Agreement or this General and Special Release has become part of the public record.

     4. Mr. Flynn acknowledges and agrees that in the course of employment with the Bank he has acquired confidential information and trade secrets concerning the Bank, business strategies, corporate structure, regulatory issues, securities, litigation, claims, threatened claims, affiliate transactions, Board of Directors, Board Committee business, government relations, Office of the Comptroller of the Currency relations and other highly private and confidential data (collectively, the "Confidential Information"). Mr. Flynn agrees that he shall not use or disclose any Confidential Information acquired during the course of his employment with the Bank to any third party without the express written consent of the Chief Executive Officer of the Bank; provided, however, that the foregoing shall not apply to (i) information that becomes generally known in the financial services industry other than as a result of improper disclosure by Mr. Flynn and (ii) Mr. Flynn's compliance with a subpoena, court order or other proper legal process or regulatory requirements or inquiry. In the case of (ii), to the extent not otherwise prohibited by law, Mr. Flynn agrees to provide the Bank with prompt notice of the receipt thereof so that the Bank can have the opportunity to object to such disclosure or to obtain a protective order.

     5. Mr. Flynn acknowledges and agrees that in the event that he materially breaches the promises set forth in this General and Special Release and/or any of the applicable provisions of the Agreement, and does not cure such breach after written notice thereof, Mr. Flynn shall have no right to the severance payments and benefits provided for under the Agreement.

     6. Mr. Flynn has read this instrument, has had the opportunity of consulting with an attorney regarding it, and signs it voluntarily and with the intention of being bound by it. Mr. Flynn understands that he is waiving legal rights by signing this Release.

     7. Mr. Flynn acknowledges that he has been given at least twenty-one (21) days within which to consider this Release. Mr. Flynn understands that he may revoke this Release upon written notice to the Bank within seven (7) days after execution of it and that this Release will not become effective or unenforceable until the eighth (8th) day after its execution.



Dated:  _______________                     ____________________________________
                                                       Philip B. Flynn


                                      -2-